carbonite.com 1 Carbonite, Inc. Q4 and FY 2017 Financial Results February 13, 2018

carbonite.com 2 Safe Harbor Statement Certain matters discussed in these slides and accompanying oral presentation have "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe the Company's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, our ability to profitably attract new customers and retain existing customers, our dependence on the market for cloud backup services, our ability to manage growth, changes in economic or regulatory conditions or other trends affecting the Internet and the information technology industry, and those discussed in the section titled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the Securities and Exchange Commission (the "SEC"), which is available on www.sec.gov, and elsewhere in any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law, we do not undertake any obligation to update our forward-looking statements to reflect future events, new information or circumstances. This presentation contains non-GAAP financial measures including, but not limited to, Bookings, non-GAAP Revenue, non-GAAP Gross Margin, non-GAAP Net Income and non-GAAP Net Income Per Share, and Adjusted Free Cash Flow. A reconciliation to GAAP can be found in the financial schedules included in our most recent earnings press release located on Carbonite’s website, http://investor.carbonite.com, in the Company’s filings or with the SEC at www.sec.gov. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

carbonite.com 3 Financial Results Conference Call Details What: Carbonite Q4 and FY 2017 Financial Results Conference Call When: Tuesday, February 13, 2018 Time: 5:30 p.m. ET Live Call: 877-303-1393 (U.S.) 315-625-3228 (International) Conference ID: 1669107 Live / Recorded Webcast: http://investor.carbonite.com

carbonite.com 4 Definitions of non-GAAP Measures Bookings: Bookings represent the aggregate dollar value of customer subscriptions and software arrangements, which may include multiple revenue elements, such as software licenses, hardware, professional services and post-contractual support, received during a period and are calculated as revenue recognized during a particular period plus the change in total deferred revenue, excluding deferred revenue recorded in connection with acquisitions and divestitures, net of foreign exchange during the same period. Non-GAAP revenue: Excludes the impact of purchase accounting adjustments in connection with acquisitions. Non-GAAP gross margin: Excludes the impact of purchase accounting adjustments on acquired deferred revenue, amortization expense on intangible assets, stock-based compensation expense, acquisition-related expense and intangible asset impairment charges. Non-GAAP net income and non-GAAP net income per share: Non-GAAP net income and non-GAAP net income per share excludes the impact of purchase accounting adjustments on acquired deferred revenue, amortization expense on intangible assets, stock-based compensation expense, litigation-related expense, restructuring-related expense, acquisition-related expense, intangible asset impairment charges, non-cash convertible debt interest expense and the income tax effect of non-GAAP adjustments. Adjusted Free cash flow: Adjusted free cash flow is calculated by subtracting the cash paid for the purchase of property and equipment and adding the payments related to acquisitions, restructuring, litigation and the cash portion of the lease exit charge from net cash provided by operating activities. For a full reconciliation of GAAP to non-GAAP, please visit the investor relations portion of the Carbonite web site – investor.carbonite.com

carbonite.com 5 Carbonite Announces Acquisition of Mozy Mozy is one of the leading providers in online backup • ~35,000 business customers • ~100,000 consumers • +2,000 partners / resellers • Capitalizing on the Carbonite data protection platform • Profitably adds new customers • Meaningfully expands the partner channel • Creates opportunity for cross-sell

carbonite.com 6 Transaction Details The Deal Acquiring Mozy, Inc. from a subsidiary of Dell Technologies Inc. Purchase Price $145.8 million in cash Source of Funds Financed through cash on-hand and new $120 million revolving credit facility Transaction Closing Expected to close later in Q1 2018 Subject to customary closing conditions and regulatory approval

carbonite.com 7 Carbonite’s Transformation – 2014 - Today >2x $25m>40% 620 Bps Source: SEC Filings; For a full reconciliation of GAAP to non-GAAP, please visit the investor relations portion of the Carbonite web site – investor.carbonite.com More than doubled non-GAAP revenue More than 40% business bookings CAGR 620 Bps increase in non-GAAP Gross Margin ~$25 m in share repurchases

carbonite.com 8 Hours Minutes Seconds Backup Disaster recovery High availability Our transformation to a data protection platform From laptop backup to complete data protection for any IT environment Cloud Virtual Physical

CARBONITE

Carbonite is building *the* data protection platform

	Backup & Archiving	DR as a Service (DRaaS) & High availability	Workload portability
Computer	Carbonite Endpoint Backup	Not applicable	Carbonite Endpoint Backup
Physical server	Carbonite Hybrid Backup	Carbonite Availability	Carbonite Move
Virtual server	Carbonite Cloud Backup	Carbonite DRaaS	Carbonite Cloud Migration
Cloud server	Carbonite MailStore		

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carbonite.com 10 2018: one solution, easy to consume & world’s best support One solution across all systems Exceptional support before, during and after an outage From physical to virtual, legacy systems and cloud Easy to consume via single API and UX Easy to configure, operate, test, fail over and fail back 24x7 support, ensuring tests successful, recovery smooth 2017 Gold Stevie Awards for Contact Center of the year and Customer Service Leader of the Year

carbonite.com 11 Carbonite Recover – Disaster-Recovery-as-a-Service

CARBONITE

Summary Q4 Financial Results

	Q4 2017 Outlook	Q4 2017 Results
GAAP Revenue	$61.5 M to $63.5 M	$61.7 M (+15% YoY)
Non-GAAP Revenue	$63.0 M to $65.0 M	$62.8 M (+17% YoY)
GAAP Net Loss Per Share	*Not guided*	$(0.06)
Non-GAAP Net Income Per Share (Basic / Diluted)	$0.27 to $0.31	$0.31 /$0.30
Consumer Bookings YoY Growth	*Not guided*	$19.4 M (-4% YoY)
Business Bookings	*Not guided*	$40.8 M (+20% YoY)
Non-GAAP Gross Margin	*Not guided*	77.6%
Adjusted Free Cash Flow	*Not guided*	$9.7 M

*With respect to expectations under "Q4 2017 Outlook" above, the Company has not reconciled non-GAAP net income per share to net income (loss) per share because we do not provide guidance for stock-based compensation expense, litigation-related expense, restructuring-related expense, acquisition-related expense, amortization expense on intangible assets and the income tax effect of non-GAAP adjustments as we are unable to quantify certain of these amounts that would be required to be included in the GAAP measure without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

Source: SEC Filings; For a full reconciliation of GAAP to non-GAAP, please visit the investor relations portion of the Carbonite web site – investor.carbonite.com

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CARBONITE

Summary FY 2017 Financial Results

	FY 2017 Outlook	FY 2017 Results
GAAP Revenue	$239.2 M to $241.2 M	$239.5 M (+16% YoY)
Non-GAAP Revenue	$246.3 M to $248.3 M	$246.1 M (+18% YoY)
GAAP Net Loss Per Share	*Not guided*	$(0.14)
Non-GAAP Net Income Per Share (Basic / Diluted)	$0.76 to $0.80	$0.82 / $0.79
Consumer Bookings	(10%) to 0% growth	$81.8 M (-4% YoY)
Business Bookings	$163.8 M to $168.8 M	$164.1 M (+32% YoY)
Non-GAAP Gross Margin	~75.0%	75.5%
Adjusted Free Cash Flow	$16.0 M to $20.0 M	$20.2 M

*With respect to expectations under "FY 2017 Outlook" above, the Company has not reconciled non-GAAP net income per share to net income (loss) per share because we do not provide guidance for stock-based compensation expense, litigation-related expense, restructuring-related expense, acquisition-related expense, amortization expense on intangible assets and the income tax effect of non-GAAP adjustments as we are unable to quantify certain of these amounts that would be required to be included in the GAAP measure without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

Source: SEC Filings; For a full reconciliation of GAAP to non-GAAP, please visit the investor relations portion of the Carbonite web site – investor.carbonite.com

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carbonite.com 14 Subscription Business Bookings Bookings Growth Annual Bookings ($M) Approximate, may not foot due to rounding. Source: SEC Filings and company estimates; For a full reconciliation of GAAP to non-GAAP, please visit the investor relations portion of the Carbonite web site – investor.carbonite.com Quarterly Bookings ($M) Business BookingsConsumer Bookings +11% Q4 ‘17 YoY growth -4% +20% +15% +17% FY ‘17 YoY growth -4% +32% $19 $32 $40 $55 $124 $164 $80 $84 $88 $90 $85 $82 $98 $116 $128 $145 $209 $246 2012 2013 2014 2015 2016 2017 $28.8 $33.9 $40.1 $43.0 $40.2 $40.8 $20.4 $20.1 $22.0 $20.9 $19.5 $19.4 $23.4 $26.1 $27.3 $29.3 $27.6 $30.0 $49.2 $54.0 $62.1 $63.9 $59.7 $60.2 Q3 '16 Q4 '16 Q1 '17 Q2 '17 Q3 '17 Q4 '17

carbonite.com 15 Revenue Growth Annual non-GAAP Revenue ($M) Source: SEC Filings; For a full reconciliation of GAAP to non-GAAP, please visit the investor relations portion of the Carbonite web site – investor.carbonite.com Quarterly non-GAAP Revenue ($M) $84.0 $107.2 $122.6 $136.6 $209.3 $246.1 2012 2013 2014 2015 2016 2017 $52.5 $53.9 $59.1 $61.1 $63.1 $62.8 Q3 '16 Q4 '16 Q1 '17 Q2 '17 Q3 '17 Q4 '17

carbonite.com 16 Improving Gross Margin Annual non-GAAP Gross Margin* Quarterly non-GAAP Gross Margin* +360 Bps +930 Bps *As a percentage of non-GAAP revenue; Source: SEC Filings; For a full reconciliation of GAAP to non-GAAP, please visit the investor relations portion of the Carbonite web site – investor.carbonite.com 66.2% 68.4% 69.3% 73.1% 72.6% 75.5% 2012 2013 2014 2015 2016 2017 72.2% 74.0% 73.8% 74.1% 76.3% 77.6% Q3 '16 Q4 '16 Q1 '17 Q2 '17 Q3 '17 Q4 '17

carbonite.com 17 Driving Operating Leverage Sales and Marketing* *As a percentage of non-GAAP revenue; Source: SEC Filings; For a full reconciliation of GAAP to non-GAAP, please visit the investor relations portion of the Carbonite web site – investor.carbonite.com Research and Development* -490 Bps-1,460 Bps 49.7% 42.9% 39.6% 38.1% 34.0% 35.1% 2012 2013 2014 2015 2016 2017 22.3% 18.6% 18.6% 19.5% 15.3% 17.4% 2012 2013 2014 2015 2016 2017

carbonite.com 18 2018 Expected Financial Impact* – Mozy FY 2018 Expected Mozy Contribution Bookings** $50.0 M to $55.0 M Non-GAAP Revenue $40.0 M to $45.0 M Non-GAAP Net Income Per Share (Diluted) ~$0.25 *With respect to our expectations above, the Company has not reconciled non-GAAP net income per share to net income (loss) per share because we do not provide guidance for stock-based compensation expense, litigation-related expense, restructuring-related expense, acquisition-related expense, amortization expense on intangible assets, non-cash convertible debt interest expense, and the income tax effect of non-GAAP adjustments as we are unable to quantify certain of these amounts that would be required to be included in the GAAP measure without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors. Source: SEC Filings; For a full reconciliation of GAAP to non-GAAP, please visit the investor relations portion of the Carbonite web site – investor.carbonite.com **Expect approximately 85% of bookings are business bookings

CARBONITE

Business Outlook (as of February 13, 2018)*

	Q1 2018 Outlook	FY 2018 Outlook	Growth at midpoint (YoY)
GAAP Revenue	$61.7 M to $63.7 M	$294.0 M to $304.0 M	+25%
Non-GAAP Revenue	$63.0 M to $65.0 M	$302.5 M to $312.5 M	+25%
Non-GAAP Net Income Per Share (Diluted)	$0.20 to $0.24	$1.45 to $1.55	+90%
Business Bookings	*Not guided*	$223.8 M to $234.8 M	+40%
Consumer Bookings YoY Growth	*Not guided*	5% to 15% growth	+1,000 Bps
Non-GAAP Gross Margin	*Not guided*	76.0% to 77.0%	+100 Bps
Adjusted Free Cash Flow	*Not guided*	$32.0 M to $38.0 M	+73%

*With respect to our expectations under "Business Outlook" above, the Company has not reconciled non-GAAP net income per share to net income (loss) per share because we do not provide guidance for stock-based compensation expense, litigation-related expense, restructuring-related expense, acquisition-related expense, amortization expense on intangible assets, non-cash convertible debt interest expense, and the income tax effect of non-GAAP adjustments as we are unable to quantify certain of these amounts that would be required to be included in the GAAP measure without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

Source: SEC Filings; For a full reconciliation of GAAP to non-GAAP, please visit the investor relations portion of the Carbonite web site – investor.carbonite.com

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carbonite.com 20 Carbonite ASC 606 Impact • Minimal impact, majority of revenue is SaaS • Revenue from term licenses and certain MSP arrangements currently recognized ratably will now be primarily recognized upfront Revenue Profitability • Commissions and third-party referral fees were expensed in period will now be recognized ratably over multiple periods • The actual impact of the adoption of ASC 606 will depend on the timing and mix of our 2018 bookings